UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2010

NEVADA GOLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1369203	20-3724068
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

1640 Terrace Way
Walnut Creek, CA 94597
(Address of principal executive offices, including zip code)

(925) 930-0100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 2.03 below is incorporated into this Item 1.01 by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)           On February 5, 2010, Nevada Gold Holdings, Inc., a Delaware corporation (the “Company”), the Company entered into a financing arrangement with JMJ Financial (the “Investor”), pursuant to which the Investor may lend the Company up to $3,200,000.  The Company issued Convertible Promissory Notes to the Investor in an aggregate principal amount of $3,200,000 (the “Company Notes”).  The Company received $200,000 from the Investor on February 5, 2010.  The Company Notes bear a one-time interest of 8% and mature three years from the date of issuance.  Prepayment under the Company Notes is not permitted, unless approved by the Investor.

Under the terms of the Company Notes, the Investor is entitled, at its option, to convert all or part of the principal amount and accrued interest into shares of commons stock, par value $0.001 per share (“Common Stock”), of the Company at a conversion price equal to 70% of the lowest trade price of the Common Stock in the twenty (20) trading days immediately prior to the conversion, subject to adjustment in certain circumstances.  The Note contains a standard “blocker” provision so that the Investor shall not have the right to convert any portion of the Note to the extent that, after giving effect to such conversion, the Investor and its affiliates would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

In consideration of the Company issuing the Company Notes, the Investor issued to the Company six Secured & Collateralized Promissory Notes in an aggregate principal amount of $3,000,000 (the “Investor Notes”).  The Investor Notes bear a one-time interest of 8% and mature in three years from the date of issuance.  No interest or principal payments are required until the maturity date, but both principal and interest may be prepaid prior to maturity.  The Investor Notes are secured by $3,000,000 worth of money market fund (or similar equivalent) or $3,000,000 worth of other assets (the “Collateral”).  On each Investor Note, the Investor has agreed to pay down the principal in a minimum amount of $100,000 per month, commencing 210 days after the original date of issuance.  However, the Investor may adjust the payment schedule within its sole discretion.  In the event that the Investor defaults on the Investor Notes, the Company may take possession of the Collateral.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the description set forth under Item 2.03 above with respect to the Company Notes, which is incorporated into this Item 3.02 by reference.

The Company Notes were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.  The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nevada Gold Holdings, Inc.

Date: February 11, 2010	By:	/s/ David Rector
	Name:	David Rector
	Title:	Chief Executive Officer and President